EXHIBIT 23.2
                                  ------------


                  CONSENT OF FELDHAKE, AUGUST & ROQUEMORE LLP

     We hereby consent to the use of our legal opinion dated April 20, 2001, in this registration statement on Form SB-2/A for Worldwide Wireless Networks, Inc.


     /s/

Feldhake, August & Roquemore LLP
Irvine,  California
April  20,  2001